UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[  ] Definitive Information Statement

SHRINK NANOTECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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[ ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

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[ ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SHRINK NANOTECHNOLOGIES, INC.
2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
Telephone: (760) 804-8844

NOTICE OF STOCKHOLDER ACTION TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This information statement (the “Information Statement”) is being furnished to provide notice to stockholders of Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”) in connection with the approval by our board of directors and holders of a majority of our common stock to amend our Certificate of Incorporation to:

1.
Increase the number of shares we are authorized to issue from 100,000,000 of which 95,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.001 per share, to 500,000,000, of which 475,000,000 are shares of common stock and  25,000,000 are shares of preferred stock, par value $0.001 per share (the “Capitalization Increase”); and

2.
Effectuate a forward split of our outstanding common stock on a 3 for 1, 4 for 1 or 5 for 1 basis, by changing and reclassifying each 1 share of our issued and outstanding common and preferred stock into 3,  4, or 5 new shares of common stock or preferred stock, respectively, as determined by the Board,  to take place in conjunction with the Capitalization Increase (the “Forward Split”).

The foregoing changes will be implemented simultaneously and in one amendment to our Certificate of Incorporation.  Stockholders of record at the close of business on February 16, 2010 (the “Record Date”) are entitled to notice of this stockholder action by written consent.  Stockholders representing a majority of our issued and outstanding shares of common stock have already consented to the action to be taken by written consent to be effective as of February 16, 2010, in accordance with Sections 141 and 228 of the General Corporation Law of the State of Delaware.   Accordingly, your approval is not required and is not being sought and you will not have dissenters' rights.

Please read this notice carefully.  It describes the change in the Company’s capitalization and contains certain related information.  Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.  The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.  You may also visit our website at www.shrinknano.com.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the change in the Company’s capital structure cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company's stockholders. We anticipate that the Amendment will become effective on or after March __, 2010.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors

/s/ Mark L. Baum, Esq.
President and Chief Executive Officer
February 10, 2010

PRELIMINARY INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES AND EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
____________________

This Preliminary Information Statement of Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company” “we”, “us” or “our”) is being filed with the Securities and Exchange Commission (the “Commission”) prior to mailing to inform the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Preliminary Information Statement has been filed with the Commission and, once effective, a definitive information statement will be furnished to the holders of the outstanding shares of common stock, par value $0.001 (the “Common Stock”), of the Company.  The purpose of the Information Statement is to provide notice under Delaware law and the rules of the Commission, that a majority of the Company's stockholders have, by written consent in lieu of a meeting, approved an amendment to our Certificate of Incorporation which both  (i) increases our authorized capital from 100,000,000 shares of which 95,000,000 shares are common stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 are preferred stock, par value $0.001per share, to 500,000,000 shares, of which 475,000,000 are shares of Common Stock, par value $0.001 per share and 25,000,000 are preferred stock (the “Capitalization Increase”); and  (ii) effectuates a forward split of our outstanding common stock on a 3 for 1, 4 for 1 or 5 for 1 basis, by changing and reclassifying each 1 share of our issued and outstanding common stock and preferred stock, as the case may be,  into 3,  4, or 5 new shares of common stock or preferred stock, respectively, as determined by the Board,  to take place in conjunction with the Capitalization Increase (the “Forward Split”).

Both the Forward Split and Capitalization Increase will be effectuated pursuant to the Certificate of Amendment (the “Amendment”) to our Certificate of Incorporation in the form as annexed hereto as Appendix A.

The Company will pay all costs associated with the distribution of the definitive Information Statemen..

As the Board of Directors of the Company (the “Board”) and a majority of the Company's stockholders at the Board’s recommendation, have already approved of the Amendment (which will effectuate the Capitalization Increase and Forward Split) by written consent in lieu of meeting pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), effective as of February 11, 2010 and February 16, 2010, respectively.  We are not seeking approval for the Amendment or any related capitalization change from any of the Company's remaining stockholders, and the Company's remaining stockholders will not be given an opportunity to vote on the Amendment.  All necessary Board approvals have been obtained as of February 11, 2010 with all stockholder approvals effective as of February 16, 2010, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company's stockholders of the Amendment as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Delaware law.

EXPECTED DATE FOR EFFECTING THE FORWARD SPLIT AND CAPITALIZATION INCREASE

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Capitalization Increase and Forward Split cannot be effectuated until 20 days after the date that a Definitive Information Statement is sent to the Company's stockholders.  This Preliminary Information Statement was filed with the Securities and Exchange Commission on February 11, 2010.  It is Anticipated, that a Definitive Information Statement will be mailed ten days thereafter, on or about February 23, 2010  (the “Mailing Date”) to the stockholders of the Company as of the close of business on February 16, 2010 (the “Record Date”).  The Company expects to file the Amendment so as to effectuate both the Capitalization Increase and Forward Split with the Delaware Secretary of State, approximately 20 days after the Mailing Date.  The effective date of the Amendment and related Capitalization and Forward Split therefore, is expected to be on or after March 13, 2010.

PURPOSE AND EFFECT OF CAPITALIZATION CHANGE AND FORWARD SPLIT

The Forward Split

Currently, 34,584,297 shares of Common Stock are outstanding with an additional 6,221,663 shares issuable upon exercise of outstanding warrants, conversion of preferred stock or notes, and / or issuable under our option plan.  The greater the Forward Split, the more shares you will own after said Forward Split.  The following chart depicts the amount of shares outstanding and amount underlying notes, warrants, options and the Series A Preferred Stock, presuming each of a 3 for 1, 4 for 1 or five for 1 Forward Split scenarios:

		Presumed Forward Split
Description	Pre-Forward Split	3 for 1	4 for 1	5 for 1
Authorized Common Stock	95,000,000	475,000,000	475,000,000	475,000,000
Authorized Preferred Stock	5,000,000	25,000,000	25,000,000	25,000,000
Outstanding Common Stock	34,584,297	103,752,891	138,337,188	172,921,485
Reserved for issuance Pursuant to issued Warrants, Convertible Notes, and Options	2,221,663	6,664,989	8,886,652	11,108,315
Underlying Issued Series A Preferred Stock	4,000,000	12,000,000	16,000,000	20,000,000
Remaining Authorized and Unissued / Unreserved Common Stock	50,194,040	352,582,120	311,776,160	270,970,200
Remaining Authorized But Undesignated “Blank Check” Preferred Stock	1,000,000	13,000,000	9,000,000	5,000,000

Simultaneous Adjustment to Outstanding Series A Preferred Stock

We currently have outstanding, 4,000,000 shares of Series A Preferred stock, held primarily by members of management.  These Series A Preferred Stock are not subject to anti dilution protections for stock splits and therefore, will participate in the forward stock split and be automatically exchanged into, 12,000,000, 16,000,000 or 20,000,000 shares of Series A Preferred Stock, as the case may be (see above charts), depending on whether the split is a 3 for 1, 4 for 1 or 5 for 1 split. The Series A Preferred Stock, therefore, will continue to be convertible into our Common Stock on a 1 for 1 basis after the Forward Stock split without further adjustment for such split.

Adjustment to shares of Common Stock Underlying Notes, Warrants or Options

Currently, 2,221,663 shares of Common Stock are issuable upon exercise of warrants or options or conversion of certain convertible promissory notes.  The numbers of shares of Common Stock issuable upon conversion of notes or exercise of options and warrants will ratably increase along with the Forward Split.  Accordingly, after filing of the Amendment and, depending on whether the Forward Split will be effectuated as a 3 for 1, 4 for 1 or 5 for 1 split, there will be between 6,664,989 and up to 11,108,315 shares issuable upon exercise of warrants or options, or issuable on conversion of certain notes.

The Capitalization Increase

In order to accommodate the additional shares that will be outstanding after the Forward Split, the Company has approved the Amendment, which will increase the number of shares that we are authorized to issue under our Certificate of Incorporation from 100,000,000 shares, par value $0.001 per share, of which, 95,000,000 are shares of Common Stock, par value $0.001 per share and 5,000,000 are shares of preferred stock, to 500,000,000 shares, of which 475,000,000 are shares of Common Stock, par value $0.001 per share and 25,000,000 are shares of preferred stock, par value $0.001 per share.  As indicated above, our  4,000,000 shares of Series A Preferred Stock outstanding will also participate in the stock split, evenly with the outstanding Common Stock and will be increased to 12,000,000, 16,000,000 or 20,000,000 shares of Series A Preferred Stock; however, the relative rights, preferences and privileges set forth in any designations of our Series A Preferred Stock shares shall remain unaffected, subject to adjustment for the number of common shares into which the preferred shares are convertible as a result of the Forward Split (i.e. they will remain convertible into common stock on the post split 1:1 basis).  The Board will still have discretion and be able, at its sole discretion, to designate the rights, preferences, privileges and terms of the remaining 13,000,000 to 5,000,000 shares of authorized but unissued, blank check preferred stock after the Forward Split.

Purpose of Amendment; Broader Market Base

We are increasing the amount of our authorized and outstanding  Common Stock primarily to create a broader, more liquid shareholder base for our securities and  to  make available additional shares of our capital stock if our Board determines that it is necessary or appropriate to permit future stock dividends or stock splits or to issue additional shares to raise capital through the sale of securities, to acquire one or more other companies or their  businesses or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers, or directors or to pursue other matters.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

The Forward Split and increase in the authorized common stock of the Company is not intended to change the proportionate equity interest of our stockholders in relation to the authorized common stock of our Company.  As described hereafter, it is hoped that these actions will result in a broader based market and promote greater liquidity for the Company’s stockholders.  Since there is no proportionate increase between the outstanding and authorized shares of common stock as a result of the Amendment, this action is not designed to permit or facilitate any transaction involving the common stock of the Company.

 To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders.  The holders of our Common Stock have no preemptive rights.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders, and did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation or otherwise.

We currently have no plans, commitments or arrangements to issue the additional authorized shares other than shares underlying existing Series A Preferred Stock, options, notes or warrants that are outstanding, as adjusted for the Forward Split.  In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions.  Finally, the Company may issue additional shares from time to time to its consultants or employees as compensation for services performed for the Company.

The increase in the number of authorized shares and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders.  Shares of authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely.  For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.  The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment.

The Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

We will accomplish the increase in our authorized capital by filing of the Amendment to our Certificate of Incorporation with the Delaware Secretary of State on or about March 13, 2010 or as soon thereafter as possible.  The form of the Amendment to our Certificate of Incorporation, implementing both the Capitalization Increase and the Forward Split is attached hereto as Appendix A.

Procedure for Implementing the Forward Stock Split

In connection with the Forward Split, every 1 share of our pre-split outstanding Common Stock will be exchanged for either 3, 4 or 5 shares of Common Stock as determined by the Board, and every 1 share of our pre-split outstanding Series A Preferred Stock will correspondingly be exchanged for either 3, 4 or 5 shares of identical Series A Preferred Stock.  While we anticipate that our trading symbol and CUSIP number  for our Common Stock will change, persons holding their securities in street name will be able to continue trading without interruption.  The Forward Split will not affect the par value of the Common Stock or preferred stock.  Certificates for post-split shares of our Common Stock may be obtained by surrendering certificates representing shares of pre-split Common Stock to our transfer agent.  To determine the number of shares of our Common Stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be multiplied by 3, 4, or 5, as the case may be.

We will not issue any certificates representing fractional shares of our Common Stock in the transaction. Any resulting fractional shares shall be rounded up to the nearest whole number.  Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock, the holder will receive a share certificate representing the appropriate number of shares of Common Stock.

In deciding in which ratio to implement the Forward Split, the Board will consider, among other things, (i) the potential impact and anticipated benefits as the Company and liquidity.  The Board shall maintain the right to elect not to proceed with the Forward Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

RIGHTS ASSOCIATED WITH SECURITIES

Common Stock

There will be no changes to any of the rights or privileges associated with our Common Stock.  The following summarizes the rights of holders of our Common Stock before and after the filing of the Amendment relating to the capitalization change:

•	Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

•	There are no cumulative voting rights;

•
The holders of our Common stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any, subject to any dividend rights of the preferred stock, if any;

•
Upon our liquidation, dissolution or winding up, the holders of shares of Common Stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after the Series A Preferred Stock and satisfaction  of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

•	The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

While we do not have in place provisions which may have an anti-takeover effect with respect to our Common Stock, the rights, preferences and privileges associated with our Series A Preferred Stock may have the effect of deterring takeovers or investment.

Preferred Stock

The board may issue from time to time, one or more classes of preferred stock, in one or more series, each with liquidation preferences, voting rights, anti-dilution protections, pre-emptive rights or other rights, benefits or privileges that are superior, equal or inferior to the rights, preferences and privileges of the holders of common stock and, that could have the effect or preventing or delaying a change of control, or that would dilute the benefits and rights given to common stock holders in the event of a change of control or in the event of a liquidation.  In addition, preferred stock holders may be given rights to veto or approve certain matters without consent of other stockholders or to appoint one or more directors and to approve or disapprove of certain contracts.

Series A Preferred Stock

Currently, 4,000,000 shares of Series A Preferred Stock are outstanding and beneficially owned of record by two of our principal officers and directors. The Series A Preferred Stock convert into Common Stock on a 1 for 1 basis at any time.  Accordingly, the number of shares of Series A Preferred Stock outstanding will be adjusted in accordance with thefinal ratios determined by the Board for the Forward Split, so as not to be unfairly diluted. The Series A Preferred Stock are granted certain specified liquidation preference rights and certain covenant rights, all of which remain unaffected as a result of the Forward Split.  The Series A Preferred Stock vote, on an as converted basis on all matters presented to holders of Common Stock and, are entitled to vote as a separate class on certain matters.  The Series A Preferred Stock holders all have voted in favor of the Forward Split and Capitalization, both as a class and, on an as converted basis.  (See “Action Taken by Written Consent” below)

Blank Check Preferred Stock

All Series B Preferred Stock and Series C Preferred Stock have been returned for cancellation.  Currently, other than the 4,000,000 existing shares of Series A Preferred Stock outstanding, the Board has not designated any shares or series of preferred stock and has no present intentions to designate or issue such shares.  As a result, the remaining 1,000,000 shares of preferred stock remain authorized for issuance and the Board may, in its sole and absolute discretion, designate the relative rights, preferences or privileges of such preferred stock, from time to time.  After the Forward Split and Capitalization Increase, we will be authorized to issue, under our Certificate of Incorporation, between 23,000,000 and 5,000,000 shares of preferred stock (depending on which Forward Split ratio is selected), the relative rights, preferences and privileges of which may be designated by the Board for future issuances from time to time.

No Dissenter’s Rights

Pursuant to the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights of appraisal with respect to the Capitalization Increase or Forward Split as effectuated by the Amendment and the Company will not independently provide shareholders with any such right.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

ACTION TAKEN BY WRITTEN CONSENT

Our Board adopted resolutions approving and authorizing the Amendment containing both the Capitalization Increase and related Forward Split by unanimous written consent in lieu of a meeting and selected and fixed February 16, 2010 as the Record Date for determining the stockholders entitled to give written consent and/or to receive this Information Statement.  Effective as of February 11, 2010, a majority of the stockholders of the Company took action by written consent and approved an amendment to the Company’s Certificate of Incorporation with respect to the Forward Split and Amendment.  The resolutions and Amendment, as approved, grant the power to the Board to select the final Forward Split ratios.

As of the Record Date, the Company has authorized capital stock of 100,000,000 shares, of which 95,000,000 are shares of Common Stock and 5,000,000 are shares of preferred stock with 34,584,297 of Common Stock and 4,000,000 shares of preferred stock designated as Series A Preferred Stock, are outstanding on such date.

The following 4 shareholders, being beneficial owners of an aggregate of  28,046,268 shares of Common Stock constituting approximately 81% of our 34,584,297  shares of outstanding authorized Common Stock,  voted in favor of the Amendment effecting the Forward Split and Capitalization Increase:

Name                                           Number of Shares

Mark L. Baum, Esq.                   2,346,706 (1)(2)
James B. Panther, II                   1,776,195 (3)(2)
Marshall Khine                          8,638,888
BCGU, LLC                                 15,284,479(4)

1)	Includes 2,346,706 shares held indirectly by Mr. Baum through entities beneficially owned or controlled by him.
2)	Does not include shares held by BCGU, LLC, which is 50% owned or controlled by Mr. Baum and 50% by Mr. Panther, but which is listed separately herein.
3)	Includes 1,776,195 shares held indirectly by Mr. Panther, through an entity beneficially owned and controlled by him.
4)	Each of Messers Panther and Baum, are indirect beneficial owners of 50% of BCGU, LLC.

The Series A Preferred Stock was entitled to vote on the Amendment and related matters.  Accordingly, Messrs. Baum and Panther voted, or caused entities they control to vote, all 3,960,000 shares of Series A Preferred Stock remaining owned by them, in favor of the Amendment.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Section 216 of the Delaware General Corporation Law (the “DGCL”), the approval of a majority of the Company's voting power is required in order to effectuate the Amendment.  Section 228 of the DGCL eliminates the need to hold a special meeting of the Company's stockholders to approve the Amendment and related capitalization change by providing that, unless the Company's Certificate of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company's voting power in favor of such action.  Neither the Certificate of Incorporation nor the Bylaws of the Company state otherwise and a majority of both classes of stock have voted in favor of the Amendment.

[Remainder of This Page Intentionally Left Blank]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company by (i) each person who, to the Company’s knowledge, owns more than 5% of its Common Stock, (ii) each of the Company’s named executive officers and directors, and (iii) all of the Company’s named executive officers and directors as a group.  Shares of the Company’s Common Stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of the date hereof, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of the date hereof, the Company has 34,584,297 shares of Common Stock issued and outstanding.  Immediately after the Forward Split to be implemented by the Amendment, there will be approximately 103,752,891, 138,337,188 or 172,921,485 shares of Common Stock outstanding, presuming a 3 for 1, 4 for 1 or 5 for one Forward Split, respectively, and, while the percentage of ownership in the below chart will not change, the amount of shares will increase ratably.

Name and Address	Amount and Nature of Beneficial Ownership (Pre Forward Split)	Percentage of Voting Securities
Mark L. Baum, Esq. (1)(2)	21,805,802(3)	63.05%
James B. Panther, II (2)(4)	21,217,139(5)	61.34%
Marshall Khine(6)	8,638,888	24.98%
Heinrich Dreismann (6)	0	0
Luis Leung	2,170,617	6.27
All Officers and Directors as a group (4 persons)(7)	51,987,929	98.83

    (1)           The address for Mr. Baum is 1302 Waugh Drive, Suite 618, Houston Texas 7701.

    (2)           The address for Noctua Fund, L.P., is Noctua Fund Manager, LLC c/o Mr. Baum, 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011.  Noctua Fund Manager, LLC, is an entity equally beneficially owned and controlled by Mr. Baum and Mr. Panther II through entities owned or controlled by them.  However, such persons are non-voting minority limited partners in the Noctua Fund, L.P. itself.  Accordingly, Messers. Baum and Panther disclaim economic ownership of securities held by said fund.

    (3)           Includes 2,000,000 shares underlying shares of Series A Preferred Stock, and 2,346,706 shares owned by entities principally owned and controlled by Mr. Baum.  Also includes: 15,284,479 shares held by BCGU, LLC, of which Mr. Baum and Panther II are equal indirect beneficial owners and control persons; and 4,000 shares and 2,170,617 shares underlying an immediately exercisable option to acquire shares from a former director, owned by Noctua Fund, L.P.  Mr. Baum and Mr. Panther II, are equal indirect beneficial owners of BCGU, LLC and of Noctua Fund Manager, LLC, the general partner of Noctua Fund, L.P., but are only non-voting minority investors in the Noctua Fund, L.P.  Accordingly, Mr. Baum disclaims economic ownership of half (7,642,239 shares) of all shares owned by BCGU, LLC and of any securities held by Noctua Fund L.P.

    (4)           The address for Mr. James B. Panther, II, is 381 Casa Linda Plaza, Suite 408, Dallas, Texas 75218.

    (5)           Includes 1,960,000 shares underlying shares of Series A Preferred Stock, and 1,776,195 shares of CommonS tock owned by an entity indirectly beneficially owned and controlled by Mr. Panther II.   Also includes: 15,284,479 shares held by BCGU, LLC, of which Mr. Baum and Panther II are equal indirect beneficial owners and control persons; and 4,000 shares and 2,170,617 shares underlying an immediately exercisable option to acquire shares from a former director, owned by Noctua Fund, L.P.  Mr. Baum and Mr. Panther II, are equal indirect beneficial owners of BCGU, LLC and of Noctua Fund Manager, LLC, the general partner of Noctua Fund, L.P., but are only non-voting minority investors in the Noctua Fund, L.P.  Accordingly, Mr. Panther disclaims economic ownership of half (7,642,239 shares) of all shares owned by BCGU, LLC and of any securities held by Noctua Fund L.P.

    (6)           The address for Mr. Marshall Khine and Mr. Dreismann, is c/o the Company,  2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011.

    (7)            The address for Mr. Luis J. Leung is c/o 15818 Sweetrose Place, Houston, Texas 77095.  Includes 2,250,617 shares subject to sale under the four year option to the Noctua Fund, L.P. as disclosed in notes 3 and 5 above.

The Amendment would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of our Common Stock have no preemptive rights to purchase or subscribe for any unissued stock, the issuance of additional shares will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Certificate of Incorporation, which is not shared by all other stockholders.  No such person (or any other person) has advised the Company of its intent to object to the Amendment and the Company does not believe that the Amendment will adversely affect any such party or stockholder.

While certain members of management beneficially own and control our Series A Preferred Stock, these shares of Series A Preferred Stock will participate only equally with the Common Stock on the Forward Split and will not, as a result thereof, increase their percentage of ownership of the Company.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  This process, which is commonly referred to as “householding,” provides potentially extra convenience for stockholders, is environmental friendly, and represents cost savings for companies. You can also download this Information Statement and our other reports by visiting the Commission’s website at www.sec.gov.

If at any time, you no longer wish to participate in “householding” and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request “householding” by the Company, please notify your broker if your shares are not held directly in your name.  If you own your shares directly rather than through a brokerage account, you should direct your written request directly to the Corporate Secretary, Shrink Nanotechnologies, Inc., 2038 Corte Del Nogal, Suite 110 Carlsbad, CA  92011.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov. You can also obtain such information by visiting the Company’s website at www.shrinknano.com.

Dated:  February 11, 2010

By Consent of the Board of Directors

/s/ Mark L. Baum, Esq.
Mark L. Baum, Esq.
President and CEO

Appendix A

Amendment to Certificate of Incorporation

CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION
OF
SHRINK NANOTECHNOLOGIES, INC.

Shrink Nanotechnologies, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:                      That, by unanimous written consent in lieu of a meeting of the Board of Directors (the “Board”) of Shrink Nanotechnologies, Inc., (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation,  (i) approving an increase to the number of authorized shares which the Corporation is authorized to issue (the “Capitalization Increase”), and (ii) approving a forward stock split on a 3 for 1, 4 for 1 or 5 for 1 basis, as determined at the sole discretion of the Board (the “Forward Split”), and, declaring said amendments, as reflected in a single Amendment, to be advisable and calling for consent of the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed Amendment is substantially as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending and restating the first paragraph only of  Section 6.1 of Article 6 thereof relating to the authorized shares of the Corporation, so that, as amended, said Section 6.1 of Article 6 shall be and read in its entirety, as follows:

“Article 6

CAPITAL STOCK

6.1           Authorized Capital Stock.  The aggregate number of shares which this Corporation shall have authority to issue is 500,000,000 shares, with par value $0.001 per share, consisting of (a) four hundred and seventy-five million 475,000,000 shares of common stock , par value $0.001 per share (the “Common Stock”), (b) and 25,000,000 are shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).  Issuable in one or more series as hereinafter provided.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to, and restrictions imposed upon, the shares of each class are as follows:”

; and be it further

RESOLVED, that the Amendment shall further amend the Certificate of Incorporation by amending and restating the first paragraph only of Section 6.3.1 of Article 6 of the Certificate of Incorporation, increasing the number of shares of Series A Preferred Stock authorized and outstanding in accordance with the Forward Split, so that, as amended, said first paragraph of Section 6.3.1 of Article 6 shall be and read, in its entirety as follows:

“6.3.1           Rights, Preferences, Priviledges and Restrictions of Series A Preferred Stock.  The Series A Prefered Stock (“Series A Preferred Stock”) of the Corporation is authorized by its Certificate of Incorporation.  The rights, preferences, privileges, and restrictions granted to and imposed upon the Series A Preferred Stock, which shall consist of [twelve million (12,000,000)][sixteen million (16,000,000)][twenty million (20,000,000)] shares are set forth herein.  Subject to compliance with applicable protective voting rights which have been or may be granted to any other preferred stock, or series thereof in the Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of any other preferred stock or any series thereof, the rights, preferences, privileges and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to dividend, liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock.  Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

; and it is further

RESOLVED, that the Amendment shall further amend the Certificate of Incorporation by adding a Section 6.3.4 to Article 6 thereto, authorizing the Board, in its sole and absolute discretion, to set and declare a Forward Split on a 3 for 1, 4 for 1, or 5 for one basis, said Section 6.3.4  of Article 6 to be and read, in its entirety, as follows:

“6.3.4                       Forward Stock Split.  (a) Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each [_____] shares of outstanding Common Stock, par value $0.001 per share (for purposes of this subsection 6.3.4(a) “Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically subdivided and reclassified as [three (3)] [four (4)] [five (5)] shares of Common Stock, par value $0.001 per share (for purposes of this subsection 6.3.4(a), the “New Common Stock”), of the Corporation.  Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.  A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

“6.3.4                       Forward Stock Split.  (b) Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each [_____] shares of outstanding Series A Preferred Stock, par value $0.001 per share (for purposes of this subsection 6.3.4(b) “Old Series A Preferred Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically subdivided and reclassified as [three (3)] [four (4)] [five (5)] shares of Common Stock, par value $0.001 per share (for purposes of this subsection 6.3.4(b), the “New Series A Preferred Stock”), of the Corporation.  Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Series A Preferred Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Series A Preferred Stock into which the shares of Old Series A Preferred Stock represented by such certificate shall have been reclassified.  A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Series A Preferred Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Series A Preferred Stock into which the shares of Old Series A Preferred Stock represented by such certificate shall have been reclassified.”

SECOND:                      That thereafter, pursuant to resolution of its Board of Directors, written consent in lieu of a special meeting of the Common Stock stockholders and Series A Preferred Stock holders constituting each of the classes of the Corporation was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware, pursuant to which, a majority of each class of stockholder voted in favor of the Amendment.

THIRD:                          That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:                      That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the ___ day of March, 2010.

   /s/Mark L. Baum, Esq.
                       Mark L. Baum, Esq,
                                                                                                               President and CEO